CONSENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, included in this Annual Report on Form 11-K, into Dendrite International, Inc.‘s previously filed Registration Statement on Form S-8 File No. 333-19141.

                                                                                                       /s/ Arthur Andersen LLP
Philadelphia, Pennsylvania
September 17, 2001